                                                                  Exhibit 4.5






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                        LIQUIDATED DAMAGES AGREEMENT



                             Dated June 6, 1997





                                   BETWEEN



                           PUGET SOUND ENERGY, INC.

                      PUGET SOUND ENERGY CAPITAL TRUST I

                                     AND

                              SMITH BARNEY INC.

                            GOLDMAN, SACHS & CO.

                            SALOMON BROTHERS INC








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                         LIQUIDATED DAMAGES AGREEMENT


     THIS LIQUIDATED DAMAGES AGREEMENT (the "Agreement") is made and entered into as of June 6, 1997, among PUGET SOUND ENERGY, INC., a Washington corpora tion (the "Company"), PUGET SOUND ENERGY CAPITAL TRUST I, a business trust formed under the laws of the state of Delaware (the "Trust"), and SMITH BARNEY INC., GOLDMAN, SACHS & CO. and SALOMON BROTHERS INC (each an "Initial Purchaser" and, collectively, the "Initial Purchasers").

     WHEREAS, as an inducement to the Initial Purchasers to enter into the Purchase Agreement, dated June 5, 1997 (the "Purchase Agreement"), among the Company, the Trust and the Initial Purchasers (providing for, among other things, the sale by the Trust to the Initial Purchasers of 100,000 of the Trust's Series A 8.231% Capital Securities, liquidation amount $1,000 per Capital Security (the "Capital Securities"), the proceeds of which will be used by the Trust to purchase Series A 8.231% Junior Subordinated Deferrable Interest Debentures due 2027 of the Company (the "Subordinated Debentures")), and as a condition to the several obligations of the Initial Purchasers there under, the Company and the Trust have agreed to provide to the Initial Purchasers and their direct and indirect transferees certain registration and related rights pursuant to and in accordance with the terms of the Registration Rights Agreement, of even date herewith (the "Registration Rights Agreement"), among the Company, the Trust and the Initial Purchasers;

     WHEREAS, notwithstanding the fact that the Company and the Trust have consummated or will consummate an Exchange Offer, pursuant to Section 2(b)(iv) of the Registration Rights Agreement, the Initial Purchasers may, under certain circumstances, require the Company and the Trust to file a Shelf Registration Statement for the resale of certain Registrable Securities held by them;

     WHEREAS, the Registration Rights Agreement contains certain provisions concerning the time within which the Company and the Trust must file the Shelf Registration Statement and the period for which such Shelf Registration Statement must remain effective and usable for resales; and

     WHEREAS, the Company, the Trust and the Initial Purchasers desire to provide for the payment of liquidated damages by the Company directly to the Initial Purchasers in the event that the Company and the Trust fail to comply with such contractual provisions, as more fully set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.     Definitions.     Capitalized terms used herein (including in the
foregoing recitals) but not defined shall have the meanings given to such terms in the Registration Rights Agreement, except that (a) the term "Shelf Registration Statement" shall refer only to a Shelf Registration Statement filed by the Company and the Trust pursuant to Section 2(b)(iv) of the Registration Rights Agreement, and (b) the term "Registrable Securities" shall refer only to those Registrable Securities held at such time by an Initial Purchaser.

     2.     Payment of Liquidated Damages.     (a)  If: (i) the Shelf
Registration Statement is not filed with the SEC on or prior to the 45th day after a request for such filing is made by an Initial Purchaser pursuant to
Section 2(b)(iv) of the Registration Rights Agreement; or (ii) the Shelf Registration Statement is not declared effective by the SEC on or prior to the later of the 45th day after the date such Shelf Registration Statement was required to be filed pursuant to the terms of the Registration Rights Agreement and the 180th date after the Issue Date; or (iii) the Shelf Regis tration Statement has been declared effective and such Shelf Registration Statement ceases at any time to be effective and available to an Initial Purchaser for use in connection with the resale of Registrable Securities held by that Initial Purchaser (whether or not that cessation is a result of an event contemplated by Section 3(e) of the Registration Rights Agreement), and such cessation continues for more than either (A), 30 consecutive days, or (B), an aggregate of 90 days (whether or not consecutive), in the case of
(A) or (B), during the 180-day period (and any extensions of such period pursuant to the last paragraph of Section 3 of the Registration Rights Agree ment) immediately following the date on which the Shelf Registration State ment is first declared effective (other than after such time as all Registrable Securities have been disposed of thereunder or otherwise cease to be Registrable Securities pursuant to the terms of the Registration Rights Agreement), then in each case the Company shall pay liquidated damages to each Initial Purchaser, at a rate of .25% per annum in respect of the aggre gate liquidation amount of Capital Securities held by that Initial Purchaser or, if the Trust is liquidated and Subordinated Debentures are distributed to holders of Capital Securities, the aggregate principal amount of Subordinated Debentures held by that Initial Purchaser, as the case may be, in respect of the period: (x) in the case of clause (i) above, commencing on the 46th day after such request for the filing of a Shelf Registration Statement is made by the Initial Purchaser and terminating upon the filing of the Shelf Regis tration Statement; (y) in the case of clause (ii) above, commencing on the later of the 46th day after the date the Shelf Registration Statement was required to be filed and the 181st day after the Issue Date and terminating upon the effectiveness of the Shelf Registration Statement; or (z) in the case of clause (iii) above, commencing on, either (A), the 31st consecutive day, or (B), the 91st day, after the day the Shelf Registration Statement ceases to be effective or available for use and terminating on the day that the Shelf Registration Statement again becomes effective and available for use.

          (b) Any amounts of liquidated damages payable by the Company pursuant to this Section 2 shall be paid in cash directly to each Initial Purchaser on the next succeeding June 1 and December 1, as the case may be, following the period in respect of which such Liquidated Damages have become due and payable hereunder.

     3.     General.

          (a) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (b) Amendments. This Agreement may be amended by the parties hereto by a written instrument duly executed on behalf of each of the parties hereto.

          (c) Entire Agreement. This Agreement and the Registration Rights Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (d) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, THE TRUST), IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered to the parties at the addresses set forth in, and in a manner contemplated by, the Registration Rights Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                             PUGET SOUND ENERGY, INC.


                             By:   /s/ Donald E. Gaines
                             Name:  Donald E. Gaines
                             Title: Treasurer



                             PUGET SOUND ENERGY CAPITAL
                               TRUST I


                             By:   /s/ Donald E. Gaines
                             Name:  Donald E. Gaines
                             Title: Administrative Trustee


                             SMITH BARNEY INC.
                             GOLDMAN, SACHS & CO.
                             SALOMON BROTHERS INC



                             By:  SMITH BARNEY INC.



                             By:   /s/ Robert L. Gaeckle
                             Name:  Robert L. Gaeckle
                             Title: Managing Director